EXHIBIT 5


INTERNAL REVENUE SERVICE                       DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
PO BOX 2508
CINCINNATI, OH 45201                           Employer Identification Number:
                                                 51-0297083

Date:  Feb. 4, 1999                             DLN:

                                                 17007007055008

ANNTAYLOR INC                                   Person to Contact:
C/O GAYLE B MCGRATH                              JOYCE A. HEINBUCH    ID# 31004
WYATT TARRANT & COMBS                           Contact Telephone Number:
250 WEST MAIN ST STE 1500                        (877) 829-5500
LEXINGTON, KY 40507
                                                Plan Name:
                                                  SAVINGS PLAN


                                                Plan Number:  001

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued  qualification  of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated 11/23/98. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401 (b).

     This determination letter is applicable for the amendment (s) executed on 11/15/96 and 6/17/98.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan  satisfies the  nondiscrimination  in amount  requirement  of section 1.401 (a) (4)-1 (b) (2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a) (4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of



                                                             Letter 835  (DO/CG)
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ANNTAYLOR INC.


demonstrating that the plan satisfies the minimum coverage  requirements of section  410 (b) of the Code.


     This plan also satisfies the  requirements  of section 1.401 (a) (4)-4
(b) of the requlations with respect to the specific benefits, rights, or features for which you have provided information.

      This letter considers the amendments required by the Tax Reform of 1986, except as otherwise specified in this letter.

       Except as otherwise specified, this letter may not be relied upon with respect to whether the plan satisfies the changes in the qualification requirements made by the Uruguay Round Amendments Act (GATT) Pub. L. 103-465, the Taxpayer Relief Act of 1997 Pub. L. 105-34, and the changes in the qualification requirements of the Small Business Job Protection Act of 1996 Pub. L. 104-188 other than the requirements of Code section 401 (a)
  (26).

        The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.


       The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

       The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.


       We have sent a copy of this letter to your representative as indicated in the power of attorney.

       If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                                        Sincerely yours,


                                                        /s/ illegible
                                                        District Director

Enclosures:
Publication 794
Addendum


                                                            Letter 835 (DO/ CG)

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ANNTAYLOR, INC.


This letter supercedes our previous letter dated January 5, 1999.











                                         Letter 835 (DO/CG)